Exhibit 10.5(a)

CARIS LIFE SCIENCES, INC.
2025 INCENTIVE PLAN, AS AMENDED AND RESTATED

1.            PURPOSE. The purpose of the Caris Life Sciences, Inc. 2025 Incentive Plan, as amended and restated (this “Plan”) is to enable Caris Life Sciences, Inc., a Texas corporation, and the other members of the Company Group to align and link the interests of the Company Group’s Employees, Consultants and Directors (each, a “Service Provider”) with the interests of the Shareholders via the issuance of Awards, the value of which are linked directly to the value of the Company. This Plan shall be effective as of the date of approval by the Shareholders (the “Effective Date”).

2.            DEFINITIONS

2.1            “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.2            “Annual Increase” has the meaning set forth in Section 4.1.

2.3            “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of ownership interests and other securities under equity-based compensation plans, including, without limitation, U.S. state corporate laws, U.S. federal and state securities laws, the Code and the requirements of any stock exchange or quotation system upon which the Common Stock may be listed or quoted and the laws of any other country or jurisdiction where Awards are granted under this Plan.

2.4            “Award” means any right granted under this Plan, including an Option, a Restricted Award, a Performance Award and a Share Appreciation Right.

2.5            “Award Agreement” means a written agreement or instrument between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of this Plan.

2.6            “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

2.7            “Board” means the Board of Directors of the Company, as constituted from time to time.

2.8            “Certificate of Formation” means the Company’s Amended and Restated Certificate of Formation, as amended or restated from time to time.

2.9            “Change of Control” means:

(a)            the direct or indirect sale, transfer, conveyance, exclusive license or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company Group, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, which includes any two or more persons acting as a group);

(b)            the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)            acquisition by any “person” of Beneficial Ownership of 50% or more (on a fully-diluted basis) of either (i) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), in each case taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock to the extent exercisable or convertible;

(d)            the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Shareholders pursuant to the TBOC, whether for such transaction or the issuance of securities in the transaction; or

(e)            the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Shareholders was approved or recommended by either (x) a vote of at least a majority of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, or (y) a Permitted Holder.

Notwithstanding the foregoing, a transaction of any type shall not constitute a Change of Control if (A) its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (B) it is an acquisition by any employee benefit plan sponsored or maintained by the Company Group; or (C) immediately following the transaction, more than 50% of the total voting power of the entity resulting from such transaction, or if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the entity resulting from such transaction, is (i) represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such transaction (or if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the transaction or (ii) controlled directly or indirectly and whether by equity ownership, contract or otherwise, by one or more Permitted Holders. If a Change of Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event must be both a Change of Control under this definition and constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code. The Administrator shall have full and final authority, which shall be exercised in good faith, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.10            “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.11            “Committee” means a committee of one or more Directors appointed by the Board to administer this Plan in accordance with Section 3.5.

2.12            “Common Stock” means the common stock of the Company, par value $0.001 per share, issued subject to and in accordance with the provisions of the TBOC and the Certificate of Formation and having the rights provided for in the Certificate of Formation.

2.13            “Company” means Caris Life Sciences, Inc., a Texas corporation, or any successor thereto.

2.14           “Company Group” means the Company and any subsidiary (which for this purpose means any foreign or domestic corporation, limited liability company, partnership or other entity of which 50% or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company, and for purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, it shall be defined in the manner required by Section 424(f) of the Code) and any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.15            “Competing Business” means any person (including Employee), entity or business that: (a) engages or proposes to engage in any conduct or action in furtherance of any discovery, research, development, provision, performance, marketing, sale or other commercialization of any product, service or application that (i) directly or indirectly involves molecular proﬁling of any human-derived sample or specimen and associated therapeutic decision support for any clinical or research purposes, including but not limited to applications of artificial intelligence to the same or (ii) is directly or indirectly related to use of aptamers to identify, discover, detect or otherwise bind aptamer targets; or (b) that is otherwise competitive with the business of the Company Group.

2.16            “Consultant” means any person, including an advisor or contractor, (a) engaged by the Company Group to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company Group pursuant to a written agreement or (b) who is a director of the Company Group; provided that, except as otherwise permitted in Section 5.2, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.17            “Continuous Service” means that a Participant’s service with the Company Group, whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company Group as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of another member of the Company Group or a Director will not constitute an interruption of Continuous Service. The Administrator, or its designee, which shall include any person delegated authority to grant Awards under this Plan pursuant to Section 3.5, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

2.18            “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant, or if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

2.19            “Detrimental Activity” means: (i) violation of the terms of any agreement with or policy of the Company Group concerning non-competition, non-disclosure, confidentiality, intellectual property, non-disparagement, privacy or exclusivity; (ii) disclosure of the Company Group’s confidential information to anyone outside the Company Group, without prior written authorization from the Company Group, or in conflict with the interests of the Company Group, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company Group; (iii) failure or refusal to disclose promptly or assign to the Company Group all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company Group, relating in any manner to the interests of the Company Group or, the failure or refusal to do anything reasonably necessary to enable the Company Group to secure a patent where appropriate in the United States and in other countries; (iv) the conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (v) the commission of an act involving willful malfeasance or material fiduciary breach with respect to the Company Group; (vi) gross negligence or willful misconduct with respect to the Company Group; (vii) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company Group, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company Group; (viii) any attempt directly or indirectly to induce any Employee of the Company Group to be employed or perform services or acts in conflict with the interests of the Company Group; (ix) any attempt, in conflict with the interests of the Company Group, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company Group; or (x) any material breach or non-compliance with the terms of this Plan or an Award Agreement.

2.20            “Director” means a director of the Company.

2.21            “Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all of the Participant’s duties for a continuous period in excess of 90 days or for more than 180 days during any one-year period.

2.22            “Effective Date” has the meaning set forth in Section 1.

2.23            “Employee” means any person employed by the Company Group and who is an employee within the meaning of Section 3401(c) of the Code. Mere service as a Director or payment of a director’s fee by the Company Group shall not be sufficient to constitute “employment” by the Company Group.

2.24            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

2.25            “Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Administrator (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Administrator, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the Nasdaq Stock Exchange (or such established national securities exchange as may be designated by the Administrator) on the trading day immediately preceding the date as of which such valuation is made, or in the event that the Common Stock is not listed for trading on the Nasdaq Stock Exchange or such other national securities exchange as may be designated by the Administrator but is quoted on an automated system, in any such case, on the valuation date (or if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). The definition of Fair Market Value may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award.

2.26            “Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

2.27            “Nonqualified Stock Option” means an Option that is not intended or fails to comply with the requirements of Section 422 of the Code or any successor provision thereto.

2.28            “Non-Employee Director” means a Director who qualifies as a “non-employee director” under Rule 16b-3.

2.29            “Option” means an option to purchase Common Stock that is either an Incentive Stock Option or Nonqualified Stock Option.

2.30            “Option Agreement” means a written agreement or instrument between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan and need not be identical.

2.31            “Participant” means a person to whom an Award is granted pursuant to this Plan. or if applicable, such other person who holds an outstanding Award.

2.32            “Performance Award” means an Award entitling the recipient to receive Common Stock or a cash payment upon the attainment of Performance Goals.

2.33            “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more performance criteria. Depending on the performance criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance (including absolute or relative Share performance) or the performance of a division, operating or business unit, or an individual.

2.34            “Performance Period” means the Company’s fiscal year, or any other period of time as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.35            “Permitted Holders” means (i) David D. Halbert, (ii) his spouse, widow, widower, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation, adoption, marriage or domestic partnership) of such person and heirs and any trusts or other holding, investment or estate planning vehicles for the benefit of any of the foregoing (collectively, together with David D. Halbert, “Halbert Family Members”) and (iii) any Person, any affiliate of, or corporation, general partnership, limited partnership, limited liability company, private limited company or other entity that directly or indirectly controls, is controlled by, or is under common control with, the Halbert Family Members, or any Permitted Trust primarily for the benefit of the Halbert Family Members. The phrase “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Permitted Trust” means a bona fide trust where each trustee is (i) a Halbert Family Member, (ii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, or (iii) an individual who may be removed and replaced at the sole discretion of a Halbert Family Member.

2.36            “Permitted Transferee” means (i) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (ii) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of Common Stock, agrees in writing to be bound by the terms of this Agreement and provides written notice to the Company of such transfer.

2.37            “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

2.38            “Plan” has the meaning set forth in Section 1.

2.39            “Related Rights” has the meaning set forth in Section 6.4(a).

2.40            “Restricted Award” means a Restricted Share or an RSU.

2.41            “Restricted Award Agreement” has the meaning set forth in Section 6.2.

2.42            “Restricted Share” has the meaning set forth in Section 6.2.

2.43            “RSU” has the meaning set forth in Section 6.2.

2.44            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.45            “SAR Exercise Price” has the meaning set forth in Section 6.4(b).

2.46            “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promogulated thereunder from time to time.

2.47            “Service Provider” has the meaning set forth in Section 1.

2.48            “Share” means a share of Common Stock.

2.49            “Share Appreciation Right” means the right pursuant to an award granted under Section 6.4 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

2.50            “Share Reserve” has the meaning set forth in Section 4.1.

2.51            “Shareholder” means a shareholder of the Company.

2.52            “TBOC” means the Texas Business Organizations Code.

3.            ADMINISTRATION

3.1            Administration by Directors. This Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2            Powers of Administrator. The Administrator shall have the power and authority to select and grant Awards, pursuant to the terms of this Plan, to Participants nominated for participation in this Plan by the Company’s Chief Executive Officer or determined by the Administrator.

3.3            Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret this Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of this Plan and to interpret this Plan and the Awards granted thereunder; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan; (iv) to determine when Awards are to be granted under this Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (vi) to determine the number of Shares to be made subject to each Award; (vii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price, Performance Goals and medium of payment, vesting, and net exercise provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (viii) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, Performance Goals or the term of any outstanding Award in accordance with this Plan; (ix) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company Group’s employment policies; (x) establish or verify satisfaction of, or the level of performance with respect to, Performance Goals or other conditions applicable to grant, exercisability, vesting or payment; (xi) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xii) to correct any defect, omission or inconsistency in this Plan, in a manner and to the extent it is deemed necessary or expedient to make this Plan fully effective; and (xiii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of this Plan.

3.4            Decisions Final. All decisions made by the Administrator pursuant to the provisions of this Plan shall be final, binding and conclusive on the Company and the Participants.

3.5            The Committee. To the extent permitted under Applicable Laws, the Board may delegate administration of this Plan to a Committee or Committees consisting of one or more Directors, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter, to the extent the delegation is applicable, be to the Committee or subcommittee), subject, however, to such resolutions not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more Directors or officers of the Company Group the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Additionally, within the scope of such authority, the Board or the Committee may delegate to (i) one or more of its members, (ii) one or more officers of the Company Group or (iii) one or more agents or advisors such administrative duties with respect to this Plan as it may deem appropriate or advisable under such conditions and limitations as it may set at the time of such delegation or thereafter. The Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

3.6            Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Administrator in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.7            Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company Group shall be liable for any such action or determination taken or made or omitted in good faith.

4.            COMMON STOCK SUBJECT TO THIS PLAN

4.1            Share Reserve. Subject to the provisions of Section 9 relating to adjustments upon changes in the Common Stock, the maximum aggregate number of Shares that may be issued upon exercise of all Awards under this Plan shall not exceed an amount equal to (a) 5% of the Common Stock on a fully diluted basis after giving effect to the Company’s initial public offering (the “Offering”) (assuming the exercise of any outstanding warrants and conversion of all preferred stock and senior convertible notes, and including, but not limited to, shares subject to outstanding awards under the Amended and Restated 2020 Plan, and the issuance of the Common Stock contemplated to be sold in the Offering), plus (b) the number of shares that would return to the share reserve of the Amended and Restated 2020 Plan following the pricing of the Offering (the “Share Reserve”). Notwithstanding the foregoing, the Share Reserve shall increase on January 1 of each calendar year during the term of this Plan beginning in 2026, by a number of Shares as approved by the Administrator following consultation with the Company; provided, that such increase (if any) shall be no greater than the amount by which (y) 4% of the aggregate number of outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year exceeds (z) the aggregate number of Shares remaining available for grant under the Plan on the last day of the immediately preceding fiscal year (the “Annual Increase”). To the extent permitted by Applicable Laws or any applicable exchange rule, any Common Stock issued under this Plan that is issued (i) in connection with the Company’s acquisition of an unaffiliated business entity, (ii) to the employees of such entity and (iii) in substitution of equity incentive awards previously issued to such employees by such entity shall not reduce the number of Shares available for issuance under this Plan. Any of the authorized Shares may be used for any type of Award under this Plan, and any or all of the Shares may be allocated to Incentive Stock Options; provided that the maximum number of Shares that may be issued pursuant to Incentive Stock Options under this Plan may not exceed the Share Reserve (as it may be increased from time to time, including through the Annual Increase). “Amended and Restated 2020 Plan” means the Caris Life Sciences, Inc. 2020 Incentive Plan, as amended and restated.

4.2            Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under this Plan. If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or repurchased will revert to and again become available for issuance under this Plan. Any Shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under this Plan.

4.3            Source of Shares. The Shares subject to this Plan may be authorized but unissued Common Stock or reacquired Common Stock, however reacquired.

4.4            Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

4.5            Director Award Limit. Notwithstanding any provision to the contrary in this Plan or in any policy of the Company, the sum of cash compensation and the Fair Market Value of all Awards that may be granted to a Director who is not an Employee under this Plan during any calendar year shall not exceed $1,000,000 during a Director’s first year of service as a Director and $750,000 for any year thereafter.

5.            ELIGIBILITY

5.1            Eligibility. Awards may be granted to Service Providers selected for participation in this Plan, subject to the approval of the Administrator.

5.2            Consultants. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a registration statement is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company Group, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of the registration statement, unless the Company determines both (a) that such grant (i) shall be registered in another manner under the Securities Act or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (b) that such grant complies with the securities laws of all other relevant jurisdictions.

5.3            Directors. Each Director shall be eligible to receive discretionary grants of Awards under this Plan, subject to Section 4.5.

6.            AWARD PROVISIONS

6.1            Options. The Administrator may from time to time grant Options to Service Providers. Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, including whether such Options granted shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Option Agreement that shall expressly identify the Option as Incentive Stock Option or Nonqualified Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)            Term. No Option shall be exercisable after the expiration of 10 years from the date it was granted.

(b)            Exercise Price of an Option. The exercise price per Share of each Option shall be not less than the greater of (i) 100% of the Fair Market Value of a Share on the date the Option is granted and (ii) the par value of the Common Stock. Notwithstanding the foregoing, an Option may be granted with a per Share exercise price lower than 100% of Fair Market Value of a Share on the date it is granted (but not less than par value) if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)            Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by Applicable Laws and regulations, either: (i) in cash, by certified or bank check or by electronic funds transfer at the time the Option is exercised; (ii) by tendering to the Company other Common Stock, for redemption or repurchase by the Company, with a Fair Market Value on the date of redemption or repurchase equal to the exercise price (or portion thereof) due for the number of shares being acquired (with the proceeds of such redemption or repurchase being automatically applied by the Company towards paying the purchase price of the Common Stock); (iii) by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options; or (iv) in any other form of legal consideration that may be acceptable to the Administrator. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by tendering to the Company for redemption or repurchase other Common Stock acquired, directly or indirectly, from the Company, shall be paid only by Common Stock of the Company that has been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, any transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company Group in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.

(d)            Vesting; Exercisability. The Administrator will determine the vesting and exercisability provisions of each Option (which may be based on performance criteria, passage of time, or other factors, or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator or the terms of this Plan or the Award Agreement expressly provides otherwise, once exercisable, an Option will remain exercisable until the expiration or earlier termination of the Option. The Administrator may adjust the vesting or exercisability provisions of an Option to reflect any approved leave of absence or less-than-full-time employment that is not a termination of Continuous Service.

(e)            Procedure for Exercise. An exercisable Option may be exercised in whole or in part and will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Common Stock with respect to which the Option is exercised (including provision for any applicable tax withholding); provided that if any person other than the Participant exercises the Option, such person will be required to provide evidence sufficient to reasonably establish that he or she is entitled to do so. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Common Stock issued upon exercise of an Option will be issued in the name of the Participant, or if requested by the Participant, in the name of the Participant and the Participant’s spouse. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(f)            Termination of Continuous Service. Upon the termination of a Participant’s Continuous Service, and unless otherwise provided by the Administrator or in the applicable Award Agreement:

(i)            other than as a result of the Participant’s death or Disability, the Participant may exercise the Participant’s Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) until the earlier of (x) the date 90 days following the termination of the Participant’s Continuous Service and (y) the expiration of the term of the Option as set forth in the Option Agreement, after which time the Option shall terminate; or

(ii)            as a result of the Participant’s death or Disability, the Participant (or the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death) may exercise the Participant’s Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only until the earlier of (x) the date 12 months following such termination and (y) the expiration of the term of the Option as set forth in the Option Agreement, after which time the Option shall terminate.

(g)            If the Participant does not exercise the Participant’s Option within the time specified in the Option Agreement, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, outstanding Options that are not exercisable at the time the Participant’s Continuous Service terminates shall be forfeited and expire at the close of business on the date of such termination.

(h)            Substitution of Share Appreciation Rights. The Administrator may provide in an Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

(i)            Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Administrator at the time of grant or shall be determined by a method specified by the Administrator at the time of grant, but in no event shall the exercise price of an Option be less than the minimum exercise price specified in Section 6.1(b). No Incentive Stock Option may be issued to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of the Common Stock of the Company, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Stock subject to such Incentive Stock Option; and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any fiscal year. Any grants in excess of this limit shall be treated as Nonqualified Stock Options. No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

6.2            Restricted Awards. The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) restricted Shares (“Restricted Shares”) or restricted stock units with respect to Shares (“RSUs”) under this Plan to eligible Participants. The Award Agreement evidencing a Restricted Award (a “Restricted Award Agreement”) shall contain the terms established by the Administrator for that Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Award; in each case subject to the applicable provisions and limitations of this Section 6.2 and the other applicable provisions and limitations of this Plan. The terms and conditions of Restricted Award Agreements may change from time to time, and the terms and conditions of separate Restricted Award Agreements need not be identical, but each Restricted Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)            Purchase Price. The purchase price of a Restricted Award shall be determined by the Administrator at the Date of Grant, and may be stated as cash, property or a contract for prior or future services. In no event will such purchase price be less than the par value of a Share.

(b)            Consideration. The consideration for Common Stock acquired pursuant to a Restricted Award Agreement shall be paid either in cash, by certified or bank check or by electronic funds transfer.

(c)            Vesting. The restrictions imposed on the exercise and settling of a Restricted Award and the subsequent issuance of Common Stock (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement.

(d)            Termination of Participant’s Continuous Service. Unless the Administrator otherwise expressly provides, Common Stock subject to a Restricted Award that remain subject to vesting conditions that have not been satisfied by the time specified in the applicable Award Agreement (including the termination of the Participant’s Continuous Service), will not vest and in the case of RSUs, will be canceled without payment to the Participant therefor, in each case to the extent not prohibited by law. The Award Agreement shall specify any other terms or conditions of the repurchase or cancellation, as the case may be, if the Award fails to vest. Any other Restricted Award that has not been exercised as of a termination of the Participant’s Continuous Service shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

6.3            Performance Awards.

(a)            The Administrator may from time to time grant Performance Awards to any eligible Participant. Each Performance Award shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of separate Performance Awards need not be identical. The value of Performance Awards may be linked to any one or more specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Service Provider. Performance Awards may be paid in cash, Common Stock or both, as determined by the Administrator.

(b)            Without limiting Section 6.3(a), the Administrator may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(c)            Notwithstanding the satisfaction of any Performance Goals, the number of Shares granted, issued, retainable or vested under an Award, or the amount of cash payable under an Award on account of either financial performance or personal performance evaluations, may, to the extent specified in the Award Agreement, be adjusted by the Committee on the basis of such further considerations as the Committee shall determine, including but not limited to those set forth in Section 10.2.

6.4            Share Appreciation Rights.

(a)            General. Share Appreciation Rights may be granted either alone, or, provided that the requirements of Section 6.4(b) are satisfied, in tandem with all or part of any Option granted under this Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. Share Appreciation Rights shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, and the provisions of separate Share Appreciation Rights need not be identical.

(b)            Grant Requirements. A Share Appreciation Right may only be granted if the Share Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.3. A Share Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR Exercise Price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted; (B) the Common Stock subject to the right are traded on an established securities market; (C) only such traded Common Stock may be delivered in settlement of the right upon exercise; and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c)            Vesting, Exercise and Payment. The Administrator will determine the vesting and exercisability provisions of each Share Appreciation Right (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator otherwise expressly provides, once exercisable a Share Appreciation Right will remain exercisable until the expiration or earlier termination of the Share Appreciation Right. Upon exercise thereof, the holder of a Share Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one Common Stock over the SAR Exercise Price per Common Stock specified in such Share Appreciation Right or its related Option, multiplied by (ii) the number of Shares for which such Share Appreciation Right shall be exercised. Payment with respect to the exercise of a Share Appreciation Right that satisfies the requirements of Section 6.4(b) shall be paid on the date of exercise and made in Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Share Appreciation Right that does not satisfy the requirements of Section 6.4(b) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.3. Payment may be made in the form of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d)            SAR Exercise Price; Term. The Administrator shall set the terms and conditions or restrictions on the exercise of a Share Appreciation Right, but in no event shall a Share Appreciation Right have an exercise price less than 100% of the Fair Market Value of one Common Stock on the Date of Grant of such Share Appreciation Right or a term of greater than 10 years. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Share Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per Common Stock subject to the Share Appreciation Right and related Option exceeds the exercise price per Share thereof, and no Share Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 6.4(b) are satisfied.

(e)            Reduction in the Underlying Option Shares. Upon any exercise of a Share Appreciation Right, the number of Common Stock for which any related Option shall be exercisable shall be reduced by the number of Shares for which the Share Appreciation Right shall have been exercised. The number of Common Stock for which a Share Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of Common Stock for which such Option shall have been exercised.

(f)            Written Request. Any election by a Participant to receive cash in full or partial settlement of a Share Appreciation Right, and any exercise of such Share Appreciation Right for cash, may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Share Appreciation Right or to exercise such Share Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Share Appreciation Right or to exercise a Share Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Share Appreciation Right for Common Stock.

(g)            Disapproval by Administrator. If the Administrator disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a Share Appreciation Right or to exercise such Share Appreciation Right for cash, such disapproval shall not affect such Participant’s right to exercise such Share Appreciation Right at a later date, to the extent that such Share Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option.

(h)            Termination of Continuous Service. Upon the termination of the Continuous Service of a Participant who holds a Share Appreciation Right, and unless otherwise provided by the Administrator or in the applicable Award Agreement:

(i)            other than as a result of the Participant’s death or Disability, the Participant may exercise the Participant’s Share Appreciation Right (to the extent that the Participant was entitled to exercise such Share Appreciation Right as of the date of termination) until the earlier of (x) the date 90 days following the termination of the Participant’s Continuous Service and (y) the expiration of the term of the Share Appreciation Right as set forth in the Award Agreement, after which time the Share Appreciation Right shall terminate; or

(ii)            as a result of the Participant’s death or Disability, the Participant (or the Participant’s estate, by a person who acquired the right to exercise the Share Appreciation Right by bequest or inheritance or by a person designated to exercise the Share Appreciation Right upon the Participant’s death) may exercise the Participant’s Share Appreciation Right (to the extent that the Participant was entitled to exercise such Share Appreciation Right as of the date of termination), but only until the earlier of (x) the date 12 months following such termination and (y) the expiration of the term of the Share Appreciation Right as set forth in the Award Agreement, after which time the Share Appreciation Right shall terminate.

(iii)            If the Participant does not exercise the Participant’s Share Appreciation Right within the time specified in the Award Agreement, the Share Appreciation Right shall terminate. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, outstanding Share Appreciation Rights that are not exercisable at the time a Participant’s Continuous Service terminates shall be forfeited and expire at the close of business on the date of such termination.

6.5            Other Share-Based Awards.

(a)            The Administrator may grant other Share-based awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, including performance conditions, as the Administrator shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)            The Administrator, at any time and from time to time, may grant cash-based awards that settle in Shares to a Participant in such amounts and upon such terms as the Administrator shall determine, in its sole discretion, including performance conditions.

(c)            Payment, if any, with respect to Awards granted pursuant to this Section 6.5 shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Administrator in its sole discretion.

7.            PROVISIONS APPLICABLE TO ALL AWARDS

7.1            Award Agreements. The Administrator shall have sole and exclusive authority to determine the terms and conditions pursuant to which an Award may be made. By accepting an Award, a Participant shall be deemed to have accepted and agreed to the terms and conditions of this Plan and the Award Agreement. The Administrator may require that a Participant promptly execute and return to the Company the Participant’s Award Agreement evidencing the Participant’s acceptance of and agreement to the terms and conditions of this Plan and the Award as a condition precedent to any Common Stock becoming issuable or deliverable by the Company pursuant to the Award. In addition, the Administrator may require that the spouse of any married Participant also promptly execute and return to the Company the Award Agreement evidencing the Award granted to the Participant or such other spousal consent form that the Administrator may require in connection with the grant of the Award.

7.2            Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may, subject to Applicable Laws and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution, or for no consideration, to another Permitted Transferee of the Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with this Section 7.2. In no event may an Award be transferred to any person who has joined or is supporting a Competing Business.

7.3            Section 409A. Notwithstanding any contrary provision in this Plan or an Award Agreement, if any provision of this Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and penalties under Section 409A of the Code, such provision of this Plan or Award Agreement may be modified by the Administrator without the consent of the Participant in any manner the Administrator deems reasonable or necessary. In making such modifications the Administrator shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Administrator may have pursuant to this Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under this Plan may not be made at the time contemplated by the terms of this Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 7.3 in good faith; provided that none of the Company Group, the Administrator nor any of the officers, employees, managers, directors or representatives of the Company Group shall have any liability to Participants with respect to this Section 7.3.

7.4            Compliance with Rule 16b-3. It is the Company’s intent that this Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act. If the consummation of any transaction under this Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

8.            CONDITIONS UPON ISSUANCE OF COMMON STOCK

8.1            Legal Compliance. Notwithstanding any other provision of this Plan, any Award Agreement or any other agreement entered into by the Company pursuant to this Plan, an Award may not be issued or exercised, and no Common Stock may be issued in connection with an Award unless the exercise of such Award and the issuance and delivery of such Common Stock will comply with Applicable Laws, including, without limitation, the Securities Act, the Exchange Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and will be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for Common Stock delivered under this Plan shall be subject to such transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any exchange upon which the Common Stock are then listed, and any applicable securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.2            Investment Representations. As a condition to the exercise and issuance of an Award, the Company may require the person acquiring such Award to represent and warrant at the time of any such acquisition that the Common Stock are being acquired only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required.

8.3            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority will not have been obtained.

9.            ADJUSTMENTS UPON CHANGES IN COMMON STOCK

9.1            Capitalization Adjustments.

(a)            Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then subject to any required action by the Shareholders under Applicable Laws, the Administrator shall equitably and proportionately adjust (i) Share Reserve, (ii) the number and type of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (iii) the number, amount and type of Common Stock (or other securities or property) subject to any outstanding Awards, (iv) the grant, purchase, or exercise price of any outstanding Awards, or (v) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

(b)            Unless otherwise expressly provided in the applicable Award Agreement, upon (or as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance criteria applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives by this Plan and the then-outstanding performance-based Awards, which adjustments need not be uniform as between different Participants, Awards or types of Awards.

(c)            It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs shall be made in a manner that satisfies Applicable Laws (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(d)            Any good-faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 9.1, and the extent and nature of any such adjustment, shall be final, binding and conclusive on all persons.

9.2            Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

9.3            Change of Control. In the event of a Change of Control, or such other transaction in which all of the Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by Applicable Laws, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (b) the assumption of this Plan and such outstanding Awards by the surviving entity or its parent; (c) the substitution by the surviving entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the Shareholders in the transaction described in this Section 9.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 9.1; (d) the acceleration of the vesting, settlement and delivery of all Awards outstanding under this Plan; (e) the cancellation of any outstanding Awards in consideration for a payment (in cash or other property) equal in value to the Fair Market Value of vested Awards, or in the case of an Option or Share Appreciation Right, the difference between the Fair Market Value and the exercise price for the Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option or Share Appreciation Right; or (f) the cancellation of such outstanding Awards without payment of any consideration. If Awards would be canceled without consideration for vested Awards, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Award Agreement; provided that the Administrator may, in its discretion, condition the exercise of any Award on the consummation of the Change of Control.

9.4            Compliance with Section 409A. No action shall be taken under this Section 9 that will cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. Any adjustments to outstanding Awards shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options and shall be conducted in compliance with Section 409A of the Code.

10.            AMENDMENT OF THIS PLAN AND AWARDS

10.1            Amendment of Plan. The Administrator at any time, and from time to time, may amend, suspend or terminate this Plan in accordance with Applicable Laws. However, no amendment shall be effective unless approved by the Shareholders to the extent Shareholder approval is necessary to satisfy any Applicable Law. Any amendment that under the requirements of Applicable Laws must be approved by the Shareholders shall not be effective unless and until such Shareholder approval has been obtained in compliance with such law or rule.

10.2            Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards, or subject to Applicable Laws, provide for the substitution of a new Award for an existing Award. For the avoidance of doubt, the Administrator shall have the authority (without Shareholder approval) to (a) amend any outstanding Option or Share Appreciation Right to reduce its exercise price per share or (b) cancel any Option or Share Appreciation Right in exchange for cash or another Award. Additionally, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to (i) eliminate the effects of charges for restructurings, discontinued operations, any other unusual or infrequent items and all items of gain, loss or expense determined to be unusual or infrequent in nature; (ii) exclude any of the following events that occur during a Performance Period: (A) asset write-downs or impairments, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting standards or other such laws or provisions affecting reported results and (D) accruals for reorganization and restructuring programs; or (iii) account for any (x) material acquisition, disposition, merger, spin-off or other similar transaction, or new or existing joint venture or (y) gain, loss or expense determined to be unusual or infrequent in nature, or otherwise materially outside the scope of those anticipated in the Company’s plans at the time such Performance Goals were originally set.

10.3            No Impairment of Rights. Rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan (and shall continue to be subject to the terms of this Plan as in effect as of immediately prior to the applicable amendment), and rights under Awards shall not be materially impaired by any amendment of an Award, unless the Participant consents in writing; provided, however, that no consent is required if the Administrator determines in its sole discretion and prior to a Change of Control that such amendment is either required or advisable in order for the Company Group, this Plan or the Award to satisfy any Applicable Law, regulation or stock exchange listing requirement or to avoid adverse tax or financial accounting consequences. A cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

11.            GENERAL PROVISIONS

11.1            Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

11.2            Shareholder Rights. With respect to Shares subject to an Award granted under this Plan, a Participant shall not be deemed to be a Shareholder, and the Participant shall not have any of the rights or privileges of a Shareholder, until Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s right under this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator. Shares acquired under this Plan shall be subject to the Company’s Insider Trading Policy to the extent applicable to a Participant.

11.3            No Employment or other Service Rights. Nothing in this Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company Group in the capacity in effect at the time the Award was granted or shall affect the right of the Company Group to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company Group or (c) the service of a Director pursuant to the Certificate of Formation or the TBOC, and any applicable provisions of the corporate law of the jurisdiction in which a Company Group member is incorporated, as the case may be.

11.4            No Rights to Awards. No Service Provider or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.

11.5            Transfer, Approved Leave of Absence. For purposes of this Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment within the Company Group; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.6            Withholding Obligations. Common Stock will be delivered to a Participant only after the Participant has satisfied any tax withholding requirements relating to the exercise, vesting or acquisition of such Common Stock. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company Group) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to issue and then immediately redeem or repurchase Common Stock at Fair Market Value; or (c) tendering to the Company currently owned and unencumbered Common Stock of the Company for redemption or repurchase, and in each of clauses (b) and (c), immediately tendering the redemption or repurchase price paid by the Company in respect of such Common Stock back to the Company.

11.7            Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Administrator from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.8            Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

11.9            Other Provisions. The Award Agreements authorized under this Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable. Unless explicitly provided otherwise in an Award Agreement, if there is a conflict between the terms of this Plan and an Award Agreement, the terms of this Plan shall control.

11.10            Recoupment Provisions. Any Awards granted under this Plan shall be subject to any clawback or recoupment policies and procedures that are required under Applicable Laws or any Company Group policy as enacted, adopted or modified from time to time.

11.11            Cancellation and Rescission of Awards for Detrimental Activity.

(a)            Upon exercise, payment or delivery pursuant to an Award, the Participant shall, if requested, certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(b)            Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(c)            In the event a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company Group.

(d)            At the Administrator’s discretion, the Company may exercise the right of rescission set forth in this Section 11.11 via the mandatory redemption or repurchase of the Participant’s Common Stock at a price equal to the price paid by the Participant to acquire the Common Stock.

11.12            Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

11.13            Unfunded Status of Awards. This Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company Group.

11.14            Expenses. The expenses of administering this Plan shall be borne by the Company Group.

11.15            Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

11.16            Severability. If any provision of this Plan is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant, or would disqualify this Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, such provision shall be stricken as to such jurisdiction or Participant and the remainder of this Plan shall remain in full force and effect.

11.17            Interpretation. The definitions of terms in this Plan shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The use of the words “and” and “or” can mean both “and” and “or” where such construction would be applicable. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Section headings are included for convenience of reference only and shall not affect the interpretation of this Plan, and all references to Sections shall be construed to refer to Sections of this Plan. Unless the context requires otherwise, (a) any definition of or reference to any document shall be construed as referring to such document as from time to time amended, supplemented or otherwise modified, (b) any reference to any Person shall be construed to include such Person’s successors and assigns, and (c) any reference to any Applicable Law shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

12.            EFFECTIVE DATE OF PLAN. This Plan shall become effective as of the Effective Date.

13.            TERMINATION OR SUSPENSION OF THIS PLAN. Unless terminated by the Directors at an earlier date pursuant to Section 10.1, this Plan will continue in effect for a term of ten years commencing on the Effective Date. No Award shall be granted pursuant to this Plan after such date, but Awards theretofore granted may extend beyond that date. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

14.            CHOICE OF LAW; WAIVER OF JURY TRIAL. The laws of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan and any Award Agreement. BY ACCEPTING AN AWARD, EACH PARTICIPANT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN OR ANY AWARD AGREEMENT.

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